(El Dorado)
(99-1069656)

THIS INSTRUMENT CONTAINS INDEMNIFICATION PROVISIONS AND
PROVISIONS LIMITING LENDER’S LIABILITY FOR NEGLIGENCE

LIMITED GUARANTY

November 1, 2007
THE BANK OF NEW YORK TRUST COMPANY,
NATIONAL ASSOCIATION,
AS TRUSTEE FOR THE REGISTERED
HOLDERS OF MORGAN STANLEY
CAPITAL I INC., COMMERCIAL
MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2007-IQ14, having an address at
c/o Capmark Finance Inc. 116 Welsh Road
Horsham, Pennsylvania 19044
Attention: Servicing Department (99-1069656)
RE:	Loan in the original principal amount of THIRTEEN MILLION SIX HUNDRED THOUSAND AND NO/100 DOLLARS
($13,600,000.00) (the “Loan”) currently held by THE BANK OF NEW YORK TRUST COMPANY, NATIONAL ASSOCIATION,
AS TRUSTEE FOR THE REGISTERED HOLDERS OF MORGAN STANLEY CAPITAL I INC., COMMERCIAL MORTGAGE PASS-THROUGH
CERTIFICATES, SERIES 2007-IQ14 (“Lender”), assumed by APARTMENT REIT VILLAS OF EL DORADO, LLC, a Delaware
limited liability company (“Borrower”), secured by a Deed of Trust, Security Agreement, Fixture Financing
Statement and Assignment of Leases and Rents (the “Security Instrument”) encumbering real property commonly known as Villas of El Dorado (the “Property”)

Ladies and Gentlemen:

FOR VALUE RECEIVED, and to induce Lender to consent to the assumption of the Loan by Borrower pursuant to that certain Agreement of Assumption and Modification of Security Instrument and Other Loan Documents, dated as of the date hereof (the “Assumption Agreement”), such Loan evidenced by that certain promissory note dated November 29, 2006 made by El Dorado Apartments, LLC, a Texas limited liability company (“Original Borrower”) to the order of Royal Bank of Canada, a Canadian chartered bank (“Original Lender”) in the original principal amount of THIRTEEN MILLION SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($13,600,000.00) (the “Note”) and secured by the Security Instrument and by certain other Loan Documents (as defined in the Security Instrument), the undersigned, NNN APARTMENT REIT, INC., a Maryland corporation having an address at 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705 (hereinafter individually referred to as “Guarantor”) hereby enters into this Limited Guaranty (“Guaranty”) in favor of Lender and hereby absolutely and unconditionally guarantees to Lender the prompt and unconditional payment of the Guaranteed Obligations (hereinafter defined) of Borrower. Capitalized terms used herein and not specifically defined herein shall have the respective meanings ascribed to those terms in the Security Instrument.

Guarantor, as a primary obligor and not merely as a surety, for consideration received, the receipt and sufficiency of which is hereby acknowledged, and at the request of Borrower, hereby absolutely, unconditionally and irrevocably guarantees AND PROMISES TO PAY TO Lender or order, on demand, in lawful money of the United States of America, in immediately available funds, all sums for which Borrower is now or hereafter liable to Lender with respect to the matters specifically set forth in Sections 9.1 and 9.2 of the Note (the “Guaranteed Obligations”).

It is expressly understood and agreed that this is a continuing guaranty and that the obligations of Guarantor hereunder are and shall be absolute under any and all circumstances, without regard to the validity, regularity or enforceability of the Note, the Assumption Agreement, the Security Instrument or the other Loan Documents. Guarantor hereby acknowledges having received and reviewed true copies of the Note, the Security Instrument and the other Loan Documents.

Any and all present and future debts and obligations of Borrower to Guarantor are hereby waived and postponed in favor of and subordinated to the full payment and performance of all present and future debts and obligations of Borrower to Lender. Until payment in full of the Debt (as such term is defined in the Security Instrument) (including interest accruing on the Note after the commencement of a proceeding by or against Borrower under the Bankruptcy Reform Act of 1978, as amended, 11 U.S.C. Sections 101 et seq., and the regulations adopted and promulgated pursuant thereto (collectively, the “Bankruptcy Code”), which interest the parties agree shall remain a claim that is prior and superior to any claim of Guarantor notwithstanding any contrary practice, custom or ruling in cases under the Bankruptcy Code generally), Guarantor agrees not to accept any payment or satisfaction of any kind of indebtedness of Borrower to Guarantor and hereby assigns such indebtedness to Lender, including the right to file proof of claim and to vote thereon in connection with any such proceeding under the Bankruptcy Code, including the right to vote on any plan of reorganization. Further, if Guarantor shall comprise more than one person, firm or corporation, Guarantor agrees that until such payment in full of the Debt, (a) no one of them shall accept payment from the others by way of contribution on account of any payment made hereunder by such party to Lender, (b) no one of them will take any action to exercise or enforce any rights to such contribution, and (c) if any of Guarantor should receive any payment, satisfaction or security for any indebtedness of Borrower to any of Guarantor or for any contribution by the others of Guarantor for payment made hereunder by the recipient to Lender, the same shall be delivered to Lender in the form received, endorsed or assigned as may be appropriate for application on account of, or as security for, the Debt and until so delivered, shall be held in trust for Lender as security for the Debt.

Guarantor agrees that, with or without notice or demand, Guarantor will reimburse Lender, to the extent that Borrower does not make such reimbursement, for all expenses (including attorneys’ fees) incurred by Lender in connection with collection of the Guaranteed Obligations or any portion thereof or enforcement of this Guaranty.

Lender may apply all moneys available to Lender for application in payment or reduction of the Debt, in such manner and in such amounts and at such time or times and in such order and priority as Lender may see fit, to the payment or reduction of such portion of the Debt as Lender may elect

Guarantor hereby waives: notice of acceptance hereof, presentment and protest of any instrument and notice thereof, notice of default and all other notices to which Guarantor might otherwise be entitled; any and all defenses, including, without limitation, any and all defenses which Borrower or any other party may have to the fullest extent permitted by law; and any rights to any homestead exemptions on record or by operation of law as of the date of this Guaranty respecting any property owned by Guarantor.

Guarantor further agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected or impaired by reason of (a) the assertion by Lender of any rights or remedies which it may have under or with respect to the Note, the Security Instrument, or the other Loan Documents, against any person obligated thereunder or against the owner of the Property, (b) any failure to file or record any of such instruments or to take or perfect any security intended to be provided thereby, (c) the release or exchange of any property covered by the Security Instrument or other collateral for the Loan, (d) Lender’s failure to exercise, or delay in exercising, any such right or remedy or any right or remedy Lender may have hereunder or in respect of this Guaranty, or (e) the commencement of a case under the Bankruptcy Code by or against any person obligated under the Note, the Security Instrument or the other Loan Documents, or the death of any Guarantor, or (f) any payment made on the Debt or any other indebtedness arising tinder the Note, the Security Instrument or the other Loan Documents, whether made by Borrower or Guarantor or any other person or entity, which is required to be refunded pursuant to any bankruptcy or insolvency law; it being understood that no payment so refunded shall he considered as a payment of any portion of the Debt, nor shall it have the effect of reducing the liability of Guarantor hereunder, it is further understood, that if Borrower shall have taken advantage of, or be subject to the protection of, any provision in the Bankruptcy Code, the effect of which is to prevent or delay Lender from taking any remedial action against Borrower, including the exercise of any option Lender has to declare the Debt due and payable on the happening of any default or event by which under the terms of the Note, the Security Instrument or the other Loan Documents, the Debt shall become due and payable, Lender may, as against Guarantor, nevertheless, declare the Debt due and payable and enforce any or all of its rights and remedies against Guarantor provided for herein.

This is a continuing guaranty of payment and not of collection and upon any default of Borrower under the Note, the Security Instrument or the other Loan Documents, Lender may, at its option, proceed directly and at once, without notice, against Guarantor to collect and recover the full amount of the liability hereunder or any portion thereof, without proceeding against Borrower or any other person or entity, or foreclosing upon, selling, or otherwise disposing of or collecting or applying against the Debt any of the Property or other collateral for the Loan. Guarantor hereby waives the pleading of any statute of limitations as a defense to the obligation hereunder.

Guarantor further covenants that this Guaranty shall remain and continue in full force and effect as to any modification, extension or renewal of the Note, the Security Instrument, or any of the other Loan Documents, that Lender shall not be under a duty to protect, secure or insure any security or lien provided by the Security Instrument or other such collateral, and that other indulgences or forbearances may be granted under any or all of such documents, all of which may be made, done or suffered without notice to, or further consent of, Guarantor.

Guarantor and its representative executing below have full power, authority and legal right to execute this Guaranty and to perform all its obligations under this Guaranty.

All understandings, representations and agreements heretofore had with respect to this Guaranty are merged into this Guaranty which alone fully and completely expresses the agreement of Guarantor and Lender.

This Guaranty may be executed in one or more counterparts by some or all of the parties hereto, each of which counterparts shall be an original and all of which together shall constitute a single agreement of Guaranty. The failure of any party hereto to execute this Guaranty, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

This Guaranty may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Lender or Borrower, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Lender’s delay or omission in exercising any of Lender’s rights and remedies shall not constitute a waiver of those rights and remedies, nor shall Lender’s waiver of any right or remedy operate as a waiver of any other right or remedy available to Lender. Lender’s waiver of any right or remedy on any one occasion shall not be considered a waiver of same on any subsequent occasion, nor shall this be considered to be a continuing waiver.

The term “Lender” as used in this Guaranty shall mean and include the party named above as Lender and its successors and assigns, in whose favor the provisions of this Guaranty shall also inure. The term “Guarantor” as used in this Guaranty shall mean and include the party and/or parties named above as Guarantor and their respective heirs, executors, administrators, legal representatives, successors and assigns, all of whom shall be bound by the provisions of this Guaranty. The term “Borrower” as used in this Guaranty shall mean and include the party referenced above as Borrower and its successors and assigns as permitted in accordance with the terms of the Note, the Security Instrument and other Loan Documents.

This Guaranty, all acts and transactions hereunder, and the rights and obligations of the parties hereto shall be governed, construed and interpreted according to the laws of the State where the Property is located.

Wherever possible, each provision of this Guaranty shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Guaranty is held to be illegal, invalid or unenforceable in any respect, such provision shall be fully severable and shall be ineffective to the extent of such illegality, invalidity or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

Guarantor irrevocably submits to the nonexclusive jurisdiction of any federal or state court sitting in the state where the Property is located over any suit, action or proceeding arising out of or relating to this Guaranty. Guarantor irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such Court and any claim that the same has been brought in an inconvenient forum. Guarantor irrevocably appoints the Secretary of State of the state where the Property is located as its authorized agent to accept and acknowledge on its behalf any and all process which may be served in any such suit, action or proceeding, consents to such process being served (i) by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to Guarantor’s address shown above or as notified to the Lender in writing and (ii) by serving the same upon such agent, and agrees that such service shall in every respect be deemed effective service upon Guarantor.

For purposes of this Guaranty, the term “attorneys’ fees” shall include any and all reasonable attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases (as defined in the Security Instrument) and the Rents (as such term is defined in the Security Instrument) and enforcing its rights hereunder.

EACH OF GUARANTOR AND, BY ITS ACCEPTANCE HEREOF, LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, WAIVES ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS GUARANTY, THE GUARANTEED OBLIGATIONS, ALL MATTERS CONTEMPLATED HEREBY AND ALL DOCUMENTS EXECUTED IN CONNECTION HEREWITH. GUARANTOR CERTIFIES THAT NEITHER LENDER NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty as of the date first above set-forth.

GUARANTOR:

NNN APARTMENT REIT, INC., a Maryland corporation

By:	/s/ S. Jay Olander
	Name: Title:	S. Jay Olander Chief Executive Officer